                                                               EXHIBIT h(12)(ii)

                                    AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT

                                   WITNESSETH:

         WHEREAS, Aetna Life Insurance and Annuity Company ("ALIAC"), Aeltus Investment Management, Inc. ("Aeltus"), and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund, on behalf of each of its series, Aetna Generation Portfolios, Inc., on behalf of each of its series, and Aetna Variable Portfolios, Inc., on behalf of each of its series ("Funds") have entered into a Fund Participation Agreement dated May 1, 1998; and

         WHEREAS, ALIAC, Aeltus and the Funds desire to include Aetna GET Fund, Series E, in Schedule B; and

         WHEREAS, ALIAC, Aeltus and the Funds desire to delete Aetna Mid Cap VP, a series of Aetna Variable Portfolios, Inc., from Schedule B; and

         NOW, THEREFORE, it is agreed among ALIAC, Aeltus and the Funds that Schedule B is hereby amended to include Aetna GET Fund, Series E, and to delete Aetna Mid Cap VP, effective June 1, 1999.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the 1st day of June, 1999.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By /s/ Deborah Koltenuk
   ---------------------------
Name Deborah Koltenuk

Title Vice President, Treasurer and
      Corporate Controller

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AELTUS INVESTMENT MANAGEMENT, INC.

By /s/ J. Scott Fox
   --------------------------
Name J. Scott Fox

Title Managing Director, Chief Operating officer

AETNA VARIABLE FUND

AETNA VARIABLE ENCORE FUND

AETNA INCOME SHARES

AETNA BALANCED VP,INC.

AETNA GET FUND

AETNA GENERATION PORTFOLIOS, INC.

AETNA VARIABLE PORTFOLIOS, INC.

By /s/ FRANK LITWIN
   ----------------------------
Name   FRANK LITWIN

Title  Managing Director

                                   Schedule B
                          (Amended as of June 1, 1999)

                               Aetna Variable Fund

                           Aetna Variable Encore Fund

                               Aetna Income Shares

                             Aetna Balanced VP, Inc.

                                 Aetna GET Fund

                                    Series B
                                    Series C
                                    Series D
                                    Series E

                       Aetna Generation Portfolios, Inc.

                                 Aetna Ascent VP
                               Aetna Crossroads VP
                                 Aetna Legacy VP

                         Aetna Variable Portfolios, INC.

                           Aetna Value Opportunity VP
                                 Aetna Growth VP
                             Aetna Small Company VP
                          Aetna Index Plus Large Cap VP
                               Aetna High Yield VP
                         Aetna Real Estate Securities VP
                           Aetna Index Plus Mid Cap VP
                          Aetna Index Plus Small Cap VP
                            Aetna Index Plus Bond VP
                             Aetna International VP